SEVENTH AMENDMENT TO EMPLOYMENT AGREEMENT

    This SEVENTH AMENDMENT TO EMPLOYMENT AGREEMENT (“Seventh Amendment”) is made and entered into this 25th day of April, 2022 (“Effective Date”), by and between Cumulus Media Inc. (the “Company”) and David Milner (the “Employee”) (collectively the “Parties” and individually a “Party”).

        WHEREAS, Employee and Company are parties to that certain Employment Agreement dated July 21, 2014, and as amended by that First Amendment to Employment Agreement dated November 13, 2015, Second Amendment to Employment Agreement dated February 19, 2016, Third Amendment to Employment Agreement dated August 12, 2016, Fourth Amendment to Employment Agreement dated September 31, 2017, Fifth Amendment to Employment Agreement dated December 10, 2018 and Sixth Amendment to Employment Agreement dated July 1, 2021 (collectively, the “Agreement”); and

    WHEREAS, Employee and Company desire to amend the Agreement to extend the term and otherwise amend the Agreement as set forth herein;

    NOW, THEREFORE, in consideration of the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employee and Company agree as follows:

1.The second sentence of Section 5.2(i) is deleted in its entirely and the following is inserted in lieu thereof:

In the event of such without Cause termination, Company shall (A) continue to pay to Employee wages at Employee’s then Base Salary rate for a period of six (6) months after such termination (the “Severance Period”), and (B) make cash payments to Executive during the Severance Period (in substantially equal installments) totaling to fifty percent (50%) of the Target Bonus (such payment, together with any payments made by the Company to Executive pursuant to subsection (A) above, is referred to herein collectively as the “Severance”).

2.Section 5.2(ii) is deleted in its entirety and the following is inserted in lieu thereof:

Notwithstanding the foregoing, if, during the Term, the Employee’s employment is terminated by Company without Cause in accordance with Section 5.2(i) above and the termination occurs within nine (9) months of Ms. Mary Berner resigning her employment with the Company at the request of the Board of Directors of the Company or whose employment with the Company is terminated by the Board of Directors without “Cause” (as such term is defined in Ms. Berner’s employment agreement), then (A) the Severance Period defined in Section 5.2(i)(A) above shall be nine (9) months instead of six (6) months, and (B) the cash payments referenced in Section 5.2(i)(B) above shall total seventy-five percent (75%) of the Target Bonus instead of fifty percent (50%) of the Target Bonus.

3.The notice addresses for the Company and Employee are deleted in their entirety and the following is inserted in lieu thereof:

If to the Company:    Cumulus Media Inc.
    780 Johnson Ferry Road
    Suite 500
    Atlanta, GA 30342
    Attn: Chief Executive Officer

With a copy to:    Cumulus Media Inc.
    780 Johnson Ferry Road
    Suite 500
    Atlanta, GA 30342
    Attn: Legal Department

If to Employee:        David Milner
376 Peachtree Battle Avenue, NW
Atlanta, GA 30305.

4.The foregoing amendments to the Agreement shall be effective as of the Effective Date set forth above. Except as expressly amended hereby, the Agreement shall remain in full force and effect and is hereby ratified and confirmed in all other respects.

5.This Seventh Amendment and the Agreement shall be governed by, and construed in accordance with, the laws of the State of Georgia applicable to agreements to be wholly performed therein.

6.This Seventh Amendment may be executed in any number of counterparts, each of which when taken together shall constitute one and the same original instrument.

    IN WITNESS WHEREOF, the parties hereto have caused this Seventh Amendment to be duly executed as of the Effective Date.

COMPANY                        EMPLOYEE

Cumulus Media Inc.                    David Milner

By:

Name:

Title:
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